SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)

0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2006 Rural Cellular Corporation (the “Company”) executed a RESTATED AND AMENDED MASTER PURCHASE AGREEMENT (the “Agreement”) with Ericsson, Inc. (“Ericsson”), under which Ericsson will continue to supply wireless network products and services. The Agreement supersedes the MASTER PURCHASE AGREEMENT dated March 14, 2002 and the related ADDENDUM dated August 4, 2003, except for the hosted services which survive the Restated and Amended Master Purchase Agreement.

Key provisions of the Agreement include:

•	Extension of the contract term through November 15, 2010;
•	Access to various financial incentives, including discounts and credits, on eligible products after specified purchase volumes have been achieved; and
•	Monetary consideration for removing and replacing Ericsson CDMA network equipment in the Company’s Midwest territory by February 2008.

The foregoing does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which will be filed by the Company at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            RURAL CELLULAR CORPORATION

            /s/ Richard P. Ekstrand
            Richard P. Ekstrand
            President and Chief Executive Officer

Date: November 27, 2006